Greenidge Generation Announces Expiration and Final Results of Exchange Offer for Senior Notes Due 2026

Pittsford, NY – April 9, 2026 – Greenidge Generation Holdings Inc. (Nasdaq: GREE) (“Greenidge” or the “Company”), a vertically integrated power generation company focused on datacenters and infrastructure development, today announced final results of its previously announced offer to exchange (the “Exchange Offer” or the “Offer”) its outstanding 8.50% Senior Notes due 2026 (the “Old Notes”), as set forth in the Offer to Exchange, dated as of March 11, 2026 (as amended, the “Offer to Exchange”), which trade on the Nasdaq Global Select Market under the symbol “GREEL.” The Exchange Offer expired at 5:00 p.m., New York City time, on April 8, 2026 (the “Expiration Date”). Capitalized terms used herein and otherwise undefined have the meaning ascribed to them in the Offer to Exchange.

According to the information provided to Greenidge by Computershare Trust Company, N.A., the exchange agent in connection with the Offer, the following aggregate principal amount of the Old Notes set forth in the table below was validly tendered and not properly withdrawn (the “Exchanged Notes”) as of the Expiration Date for a new series of 10.00% Senior Notes due 2030 (the “New Notes”), in an amount equal to $25.00 principal amount of New Notes and two (2) shares of the Company’s Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), for each $25.00 principal amount of Old Notes exchanged, plus accrued and unpaid interest up to, but not including, the settlement date:

Title of Security	CUSIP Number	Principal Amount Outstanding	Aggregate Principal Amount Validly Tendered and Not Properly Withdrawn as of the Withdrawal Date	Aggregate Principal Amount of Exchanged Notes Accepted Pursuant to Exchange Offer	Principal Amount Outstanding Following Final Settlement of Exchange Offer
8.50% Senior Notes Due 2026	39531G209	$36,663,875	$1,436,125	$1,436,125	$35,227,750

The Exchange Offer was made pursuant to the terms and subject to the satisfaction or waiver of certain conditions set forth in the Offer to Exchange. As of the Expiration Date, all conditions to the Exchange Offer were satisfied or waived. Upon settlement of the Exchange Offer, which is currently expected to occur on April 10, 2026, subject to the acceptance procedures described in the Offer to Exchange, holders of Exchanged Notes will receive an aggregate principal amount of New Notes in an amount equal to $25.00 and two (2) shares of Class A Common Stock for each $25.00 principal amount of Exchanged Notes accepted, plus a cash payment in lieu of any fractional New Notes otherwise issuable in respect of principal and accrued and unpaid interest or any combination thereof. Accordingly, on the settlement date, Greenidge expects to issue approximately $1,459,689 in aggregate principal amount of New Notes and 114,890 shares of Class A Common Stock.

As previously disclosed, Greenidge sought to list the New Notes for trading on the OTC Markets platform and submitted an application to the Financial Industry Regulatory Authority (“FINRA”) for such purpose. FINRA subsequently denied the Company’s symbol request based on considerations relating to trade reporting and market structure applicable to the New Notes. The Company continues to evaluate alternative pathways to facilitate trading of the New Notes. As previously disclosed in the Offer to Exchange, however, Greenidge cannot provide any assurance that the New Notes will be tradable, that an active trading market will develop, or that holders will be able to sell their New Notes. If the New Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, the Company’s credit ratings, general economic conditions, the Company’s financial condition, performance and prospects and other factors. Accordingly, Greenidge cannot make any assurances that a liquid trading market for the New Notes will be sustained, that holders will be able to sell their New Notes at a particular time or that the price holders receive when they sell will be favorable. To the extent an active trading market is not sustained, the liquidity and trading price for the New Notes may be harmed. Accordingly, holders may be required to bear the financial risk of an investment in the New Notes for an indefinite period of time.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (Nasdaq: GREE) is a vertically integrated power generation company, focusing on datacenters, electrical and infrastructure development, engineering, procurement, construction management, operations and site maintenance.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements.” All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the Company’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, the business plan, business strategy and operations of the Company in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described under the heading “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of the Company could differ materially from the results expressed in, or implied by, any forward-looking statements.

Contacts
Investors
investorrelations@greenidge.com

Media
Longacre Square Partners
Kate Sylvester / Kendall Heebink
greenidge@longacresquare.com

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